UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024 (April 11, 2024)

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40991	82-4270040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 NW 109th Avenue

Miami, Florida 33172

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 836-6858

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.0001	BSFC	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on March 26, 2024, the Company received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that as of March 25, 2024, the Company had not regained compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2).

The Company appealed this determination to the Nasdaq Hearings Panel (the “Panel”) in writing on April 1, 2024.

On April 10, 2024, the Company received a letter from the Panel indicating that the Company’s request for continued on Nasdaq was granted subject to the following: (i) on or before April 1, 2024, the Company will file its Form 10-K for the period ended December 31, 2023 demonstrating compliance with Listing Rule 5550(b)(1); (ii) on or before May 15, 2024, the Company will file its Form 10-Q for the period ended March 31, 2024 demonstrating continued compliance with Listing Rule 5550(b)(1), and (iii) on or before May 30, 2024, the Company shall have demonstrated compliance with Listing Rule 5550(a)(2) by evidencing a closing bid price of $1.00 or more per share for a minimum of ten (10) consecutive trading sessions, and evidence compliance with all applicable criteria for continued listing.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE STAR FOODS CORP.

Date: April 15, 2024	By:	/s/ John Keeler
John Keeler Executive Chairman and Chief Executive Officer